UNITED STATES

SECURITIES & EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Luby’s, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On January 15, 2008, Luby’s, Inc. issued the following press release:

For Immediate Release	For additional information contact:
Rick Black, 713-329-6808

LUBY’S TO DECLASSIFY BOARD OF DIRECTORS

HOUSTON, TX, January 15, 2008 – Luby’s, Inc. (NYSE: LUB) today announced that its Board of Directors has unanimously voted to submit and recommend a proposal to shareholders at the annual meeting in 2009 that would amend Luby's certificate of incorporation to declassify its Board.

Over the past several weeks Luby's has held discussions with a number of shareholders concerning possible corporate governance initiatives and, in particular, eliminating Luby's classified Board structure. Luby's takes corporate governance issues raised by its investors seriously and has a long term commitment to strong corporate governance.

Chris and Harris Pappas, Luby's two largest shareholders, intend to vote in favor of the proposal to declassify the Board, which requires an 80% favorable vote of the outstanding stock to be approved.

Luby’s shareholders who have any questions or need assistance voting their WHITE proxy card should contact the Company’s investor relations department at (713) 329-6808 or investors@lubys.com, or MacKenzie Partners, Inc. which is assisting the Company in this matter, toll-free at (800) 322-2885.

About Luby’s

Luby’s operates 128 restaurants in Austin, Dallas, Houston, San Antonio, the Rio Grande Valley and other locations throughout Texas and other states. Luby’s provides its customers with quality home-style food, value pricing, and outstanding customer service. For more information about Luby’s, visit the Company’s website at http://www.lubys.com.

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Additional Information

In connection with the solicitation of proxies, Luby’s has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on November 29, 2007 (the “Proxy Statement”). The Proxy Statement contains important information about Luby’s and the 2008 Annual Meeting of Shareholders. Luby’s shareholders are urged to read the Proxy Statement carefully.

On November 29, 2007, Luby’s began the process of mailing the Proxy Statement, together with a WHITE proxy card. Shareholders may obtain additional free copies of the Proxy Statement and other documents filed with the SEC by Luby’s through the website maintained by the SEC at www.sec.gov. The Proxy Statement and other relevant documents also may be obtained free of charge from Luby’s by contacting Investor Relations in writing at Luby’s, Inc., 13111 Northwest Freeway, Suite 600, Houston, Texas 77040; or by phone at 713-329-6808; or by email at investors@lubys.com. The Proxy Statement is also available on Luby’s website at www.lubys.com/06aboutusFilings.asp. The contents of the websites referenced above are not deemed to be incorporated by reference into the Proxy Statement. In addition, copies of the Proxy Statement may be requested by contacting the Company’s proxy solicitor, MacKenzie Partners, Inc., by phone toll-free at 1-800-322-2885.

Luby’s and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the 2008 Annual Meeting of Shareholders. You can find information about Luby’s directors and executive officers in the Proxy Statement.

Forward-Looking Statements

This document contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this document, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including any statements regarding plans for expansion of the Company’s business, scheduled openings of new units, the implementation of the Company’s strategic growth plan, the effect of alternative business plans and expectations concerning unit sales and investor returns. Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in such statements. Some of the factors that could cause actual future results to differ materially are described under the caption “Risk Factors” in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q, which may be obtained free of charge at the SEC’s website at www.sec.gov or from Luby’s at www.lubys.com.

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